STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement") is made this 6th day of February 2009 by and among the sellers listed on Schedule A attached hereto (collectively, the “Sellers” and individually each a “Seller”), on the one hand, and Trinad Capital Master Fund, Ltd. (the “Buyer”).  Each party to this Agreement is referred to herein as a “Party,” and they are all referred to collectively as “Parties.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.           Purchase and Sale of Stock.

(a)           Sale of Shares.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties and covenants contained herein, Buyer agrees to purchase from Sellers and Sellers agree to sell to Buyer an aggregate of four hundred ninety three thousand five hundred (493,500) shares of common stock, $.0001 par value per share (the “Shares”), of Noble Medical Technologies, Inc., a Delaware corporation (the “Company”), for $0.50 per share for a total purchase price of two hundred forty six thousand seven hundred fifty dollars (USD $246,750) (the “Purchase Price”), pro rata in proportion to the number of Shares being sold by such Seller as set forth on Schedule A attached hereto.

(b)	Closing.

(i)           The closing of the transactions contemplated hereunder (the “Closing”) shall take place at the offices of the attorney for the Buyer in New York City on February 6, 2009 or such other date as Seller’s and Buyer may mutually agree upon (the “Closing Date”).

(ii)           At the Closing:

(a) Each Seller shall transfer to Buyer, good and marketable title to the his Shares as reflected on Schedule A hereto, free and clear of any and all liens, claims, encumbrances and adverse interests of any kind, by delivering to Buyer the certificates representing the Shares in negotiable form, duly endorsed in blank, or with stock transfer powers attached thereto.

(b) Buyer shall deliver to the Sellers’ attorney, Frank J Hariton, Esq., the Purchase Price via wire to the following coordinates:

Frank J. Hariton Attorney Trust Account
JP Morgan Chase Bank Account #
Swift Number
ABA Number

(c) Upon the Closing, Frank J Hariton shall deliver the Purchase Price for each Seller’s shares to such Seller by check delivered first class mail to such Seller’s address as reflected on the books of the Company, or, if wiring instructions have been received by Frank J. Hariton, Esq. Then by wire transfer as directed by such Seller and instructions shall be given to the transfer agent to deliver free trading certificates to the Shares to the Buyer.  Frank J. Hariton, Esq. shall be fully protected in his actions hereunder and held harmless and indemnified by each and every Seller from all claims made hereunder to the fullest extent of the law except in the event of his willful or gross negligence or his fraud.  The Parties further acknowledge that Frank J. Hariton, Esq. has acted as counsel for Sellers hereunder and waive any and all conflicts that may arise therefrom.

2.           Representations and Warranties of Sellers.  Each Seller hereby represents and warrants to the Buyer that:

(a)           Seller is the record and beneficial owner of the Shares and has sole power and authority over the disposition of the Shares.  The Shares are free and clear of any liens, claims, encumbrances, and charges.

(b)           The Shares have not been sold, conveyed, encumbered, hypothecated or otherwise transferred by Seller except pursuant to this Agreement.

(c)           Seller has the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out his obligations hereunder.  This Agreement constitutes the valid and binding obligation of Seller.  The execution, delivery and performance by the Seller of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Seller.  No Seller is a party to any agreement, written or oral, creating rights in respect of any of such Shares in any third party or relating to the voting of its Shares.  No Seller is a party to any outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares, and there are no restrictions of any kind on the transfer of any of the Shares other than (a) restrictions on transfer imposed by the Securities Act of 1933, as amended (the “Securities Act”) and (b) restrictions on transfer imposed by applicable state securities or “blue sky” laws

(d)           The Shares have been included in a registration statement on Form S-1 and Seller or Frank J. Hariton, Esq. has delivered a true copy of the prospectus included in such registration statement to the Buyer.

(e)            Seller acknowledges that Seller has been advised that Buyer or others may take various actions including actions which result in the Shares greatly increasing in value and that by executing this agreement, Seller expressly waives any and all right to participate in any way in any such increase in value of the shares of the Company.

3.           Representations and Warranties of Buyer.  Buyer hereby warrants and represents to the Seller that:

(a)           Authority.  Buyer has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.

(b)           Receipt of Prospectus.  Buyer acknowledges receipt of the prospectus referred to in subparagraph 2(d) hereof.

4.           Miscellaneous.

(a)           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties.

(b)           Governing Law/Venue.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements entered into and to be performed entirely within California.  Any dispute or controversy concerning or relating to this Agreement shall be subject to the exclusive jurisdiction of the federal, state and city courts that sit in and for the City and County of Los Angeles in the State of California.  Each party hereto irrevocably consents to the in personam jurisdiction of such courts provided that copy of service is made upon such party by registered or certified mail and a period of no less than thirty days from receipt of such service is permitted for response thereto.

(c)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or sent by overnight delivery by a nationally recognized overnight courier upon proof of sending thereof and addressed to the party to be notified at the address indicated for such party above and on Schedule A attached hereto, or at such other address as such party may designate by written notice to the other parties.

(f)           Expenses.  Each of the parties shall bear its own costs and expenses incurred with respect to the negotiation, execution, delivery, and performance of this Agreement.

(g)           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and Buyer.

(h)           Entire Agreement.  This Agreement represents and constitutes the entire agreement and understanding between the parties with regard to the subject matter contained herein.  All prior agreements, understandings and representations are hereby merged into this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

BUYER:

TRINAD CAPITAL MASTER FUND, LTD.

By:	/s/ Jay A. Wolf
Jay A. Wolf

SELLERS:
[Signatures set forth on Schedule A hereto]

ESCROW AGENT:

By:	/s/ Frank J. Hariton
Frank J. Hariton, Esq.

Schedule A

Sellers

Seller’s Name	Shares Sold	Signature
Ballmer, Matthew	8,000	/s/ Ballmer Matthew

Banks-Conder_Jennifer	4,000	/s/ Banks-Conder Jennifer

Belcher_Donny	4,000	/s/ Belcher Donny

Berger, David	4,000	/s/ Berger David

Bian, Bo	8,000	/s/ Bian Bo

Bickmore, Barry	4,000	/s/ Bickmore Barry

Burgener, Jewell	4,000	/s/ Burgener Jewell

Chasnoff, Ivan	4,000	/s/ Chasnoff Ivan

Cheng, Nian-Peng	4,000	/s/ Cheng Nian-Peng

Conder_Floyd	4,000	/s/ Conder Floyd

DeMatteo, Michael	4,000	/s/ DeMatteo Michael

Elias, Erin	4,000	/s/ Elias Erin

Faiman, Daniel	4,000	/s/ Faiman Daniel

Faiman, Lester	4,000	/s/ Faiman Lester

Seller’s Name	Shares Sold	Signature
Fong, Alister	4,000	/s/ Fong Alister

Goy, Sui Hock	4,000	/s/ Goy Sui Hock

Hariton, Frank	80,000	/s/ Hariton Frank

Henich, Geri	4,000	/s/ Henich Geri

Hilterbrant, Stephen L.	4,000	/s/ Hilterbrant Stephen L.

Hilterbrant, Trust	4,000	/s/ Hilterbrant Trust

Hopp, Jonathan	4,000	/s/ Hopp Jonathan

Leaf, Julie	4,000	/s/ Leaf Julie

Lou, Wei	8,000	/s/ Lou Wei

Lukacs, Roy	4,000	/s/ Lukacs Roy

Lund, Aubrey	4,000	/s/ Lund Aubrey

Lund, John	4,000	/s/ Lund John

Lund, Jonathan	4,000	/s/ Lund Jonathan

Lund, Nancy	4,000	/s/ Lund Nancy

Lund, Roger	4,000	/s/ Lund Roger

Oh, Teresa	4,000	/s/ Oh Teresa

Seller’s Name	Shares Sold	Signature
O'Tell, Arlene	4,000	/s/ O'Tell Arlene

Porter, Steve	4,000	/s/ Porter Steve

Rong, Ma	12,000	/s/ Rong Ma

Rundell, Chelsea	4,000	/s/ Rundell Chelsea

Rundell, Meagan	4,000	/s/ Rundell Meagan

Schneider, Mark	4,000	/s/ Schneider Mark

Steiger, Muriel	8,000	/s/ Steiger Muriel

Steiger, Sage	4,000	/s/ Steiger Sage

Vetere, Michael	4,000	/s/ Vetere Michael

Wood, Elane	4,000	/s/ Wood Elane

Krutosik, Richard	313,500	/s/ Krutosik Richard